Exhibit 99.1

CONTACT:
Howard Clabo (editorial/media) 408.748.5775
NEWS RELEASE	Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES THIRD QUARTER OF FISCAL 2009 RESULTS
SANTA CLARA, Calif., August 11, 2009 — Applied Materials, Inc. today reported results for its third fiscal quarter ended July 26, 2009. Net sales were $1.13 billion, and the GAAP net loss was $55 million, or $0.04 per share. The company also reported a non-GAAP net loss for the period of $2 million, or breakeven per share.
     “In a difficult environment, Applied improved its operating performance and generated significant cash flow while making substantial investments in new technologies for next-generation semiconductor chips, flat panel displays and solar panels,” said Mike Splinter, chairman and CEO.
GAAP Results

	Q3 FY ‘09	Q2 FY ‘09	Q3 FY ‘08
Net sales	$1.13 billion	$1.02 billion	$1.85 billion
Net income (loss)	($55 million)	($255 million)	$165 million
Earnings (loss) per share	($0.04)	($0.19)	$0.12
Non-GAAP Results

	Q3 FY ‘09	Q2 FY ‘09	Q3 FY ‘08
Non-GAAP net income (loss)	($2 million)	($136 million)	$228 million
Non-GAAP earnings (loss) per share	($0.00)	($0.10)	$0.17
     The non-GAAP results exclude the impact of any of the following for a particular quarter: investment impairments, equity-based compensation, restructuring and asset impairments, acquisition-related costs, ceasing implant development, and amounts associated with the resolution of income tax audits. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.
Order and Backlog Summary
     New orders for the quarter totaled $1.07 billion. Regional distribution was: Southeast Asia and China 25 percent, Taiwan 24 percent, Japan 14 percent, North America 14 percent, Europe 12 percent, and Korea 11 percent. Within the Silicon Systems Group (SSG), new order composition was: foundry 42 percent, DRAM 25 percent, logic and other 18 percent, and flash 15 percent. Backlog for the company as of the end of the quarter was $2.95 billion, down from $3.16 billion in the previous quarter.

Applied Materials, Inc.

Reportable Segment Results

	Q3 FY ‘09			Q2 FY ‘09			Q3 FY ‘08
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
SSG	$542	$498	$56	$259	$260	$(96)	$793	$756	$172
Applied Global Services	$298	$343	$24	$236	$319	$(1)	$541	$607	$145
Display	$96	$69	$(5)	$13	$84	$1	$374	$311	$103
Energy and Environmental Solutions	$136	$224	$(53)	$141	$357	$(93)	$322	$174	$(85)
Use of Non-GAAP Financial Measures
     Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
     Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
     This press release contains forward-looking statements, including statements regarding Applied’s performance and the industry environment. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, the duration and severity of the recession, customers’ ability to acquire sufficient capital, business and consumer spending, demand for electronic products and semiconductors, governmental renewable energy policies and incentives, and customers’ utilization rates and capacity requirements, including capacity utilizing the latest technology; variability of operating results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement and maintain effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and

Applied Materials, Inc.

efficiencies, (v) obtain and protect intellectual property rights in key technologies, and (vi) attract, motivate and retain key employees; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	July 26,	July 27,	July 26,	July 27,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net sales	$1,133,740	$1,848,168	$3,487,213	$6,085,563
Cost of products sold	808,866	1,105,854	2,615,244	3,441,440

Gross margin	324,874	742,314	871,969	2,644,123

Operating expenses:
Research, development and engineering	234,052	268,559	699,927	828,900
General and administrative	88,487	129,341	330,808	367,352
Marketing and selling	79,518	115,944	248,311	359,271
Restructuring and asset impairments	—	138	159,481	49,634

Income (loss) from operations	(77,183)	228,332	(566,558)	1,038,966

Pre-tax loss of equity method investment	—	6,308	34,983	25,660
Impairment of equity method investment and strategic investments	2,341	—	79,422	—
Interest expense	4,893	4,859	15,945	15,660
Interest income	10,233	25,399	37,257	88,383

Income (loss) before income taxes	(74,184)	242,564	(659,651)	1,086,029

Provision (benefit) for income taxes	(19,319)	77,796	(216,462)	356,378

Net income (loss)	$(54,865)	$164,768	$(443,189)	$729,651

Earnings (loss) per share:
Basic	$(0.04)	$0.12	$(0.33)	$0.54
Diluted	$(0.04)	$0.12	$(0.33)	$0.53

Weighted average number of shares:
Basic	1,333,278	1,350,526	1,331,410	1,359,492
Diluted	1,333,278	1,367,557	1,331,410	1,375,656

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	July 26,	October 26,
(In thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,555,470	$1,411,624
Short-term investments	583,188	689,044
Accounts receivable, net	842,169	1,691,027
Inventories	1,748,507	1,987,017
Deferred income taxes, net	304,706	388,807
Income taxes receivable	421,935	125,605
Other current assets	308,817	371,033

Total current assets	5,764,792	6,664,157
Long-term investments	990,167	1,367,056
Property, plant and equipment	2,876,731	2,831,952
Less: accumulated depreciation and amortization	(1,788,673)	(1,737,752)

Net property, plant and equipment	1,088,058	1,094,200

Goodwill, net	1,171,740	1,174,673
Purchased technology and other intangible assets, net	327,351	388,429
Equity method investment	—	79,533
Deferred income taxes and other assets	238,173	238,270

Total assets	$9,580,281	$11,006,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,203	$1,068
Accounts payable and accrued expenses	1,056,532	1,545,355
Customer deposits and deferred revenue	911,485	1,225,735
Income taxes payable	69,763	173,394

Total current liabilities	2,038,983	2,945,552

Long-term debt	201,200	201,576
Other liabilities	326,489	310,232

Total liabilities	2,566,672	3,457,360

Stockholders’ equity:
Common stock	13,337	13,308
Additional paid-in capital	5,198,613	5,095,894
Retained earnings	10,896,826	11,601,288
Treasury stock	(9,100,915)	(9,134,962)
Accumulated other comprehensive income (loss)	5,748	(26,570)

Total stockholders’ equity	7,013,609	7,548,958

Total liabilities and stockholders’ equity	$9,580,281	$11,006,318

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	July 26,	July 27,
(In thousands)	2009	2008

Cash flows from operating activities:
Net income (loss)	$(443,189)	$729,651
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	219,609	240,039
Loss on fixed asset retirements	16,165	27,880
Provision for bad debts	62,539	—
Restructuring and asset impairments	159,481	49,634
Deferred income taxes	96,117	(60,886)
Excess tax benefits from equity-based compensation plans	—	(5,406)
Net recognized loss (gain) on investments	13,083	(1,244)
Pretax loss of equity-method investment	34,983	25,660
Impairment of equity-method investment and strategic investments	79,422	—
Equity-based compensation	116,114	135,165
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	786,319	534,104
Inventories	238,510	(504,555)
Other current assets	49,990	77,593
Other assets	(7,134)	(4,383)
Accounts payable and accrued expenses	(632,193)	530,347
Customer deposits and deferred revenue	(314,250)	(127,423)
Income taxes	(419,297)	(66,603)
Other liabilities	36,527	4,578

Cash provided by operating activities	92,796	1,584,151

Cash flows from investing activities:
Capital expenditures	(187,804)	(209,512)
Cash paid for acquisition, net of cash acquired	—	(235,324)
Proceeds from sales and maturities of investments	1,121,026	4,514,648
Purchases of investments	(649,417)	(4,608,845)

Cash provided by (used in) investing activities	283,805	(539,033)

Cash flows from financing activities:
Debt repayments	(241)	(1,854)
Proceeds from common stock issuances	29,406	334,575
Common stock repurchases	(22,906)	(1,199,984)
Excess tax benefits from equity-based compensation plans	—	5,406
Payment of dividends to stockholders	(239,756)	(245,559)

Cash used in financing activities	(233,497)	(1,107,416)

Effect of exchange rate changes on cash and cash equivalents	742	108

Increase (decrease) in cash and cash equivalents	143,846	(62,190)

Cash and cash equivalents — beginning of period	1,411,624	1,202,722

Cash and cash equivalents — end of period	$1,555,470	$1,140,532

Supplemental cash flow information:
Cash payments for income taxes	$139,625	$349,914
Cash payments for interest	$7,212	$7,243

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended
	July 26,	April 26,	July 27,	July 26,	July 27,
(In thousands, except per share amounts)	2009	2009	2008	2009	2008

Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$(54,865)	$(255,390)	$164,768	$(443,189)	$729,651
Equity-based compensation expense	43,334	39,172	46,121	116,114	135,165
Certain items associated with acquisitions [1]	22,425	24,824	41,109	73,274	103,291
Restructuring and asset impairments [2,3,4]	—	26,709	138	159,481	49,634
Costs associated with ceasing development of beamline implant products [5]	—	—	156	—	1,436
Impairment of equity method investment and strategic investments	2,341	77,081	—	79,422	—
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(14,791)	(48,040)	(24,601)	(125,770)	(85,069)

Non-GAAP net income (loss)	$(1,556)	$(135,644)	$227,691	$(140,668)	$934,108

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$(0.04)	$(0.19)	$0.12	$(0.33)	$0.53
Equity-based compensation expense	0.02	0.02	0.02	0.06	0.07
Certain items associated with acquisitions	0.01	0.01	0.02	0.04	0.05
Restructuring and asset impairments	—	0.01	—	0.08	0.02
Costs associated with ceasing development of beamline implant products	—	—	—	—	—
Impairment of equity method investment and strategic investments	—	0.05	—	0.05	—
Resolution of audits of prior years’ income tax filings	—	(0.01)	—	—	—
Non-GAAP net income (loss) — per diluted share	$(0.00)	$(0.10)	$0.17	$(0.11)	$0.68
Shares used in diluted shares calculation	1,333,278	1,331,729	1,367,557	1,331,410	1,375,656

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended April 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $12 million primarily associated with a restructuring program announced on November 12, 2008. Results for the nine months ended July 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $145 million associated with a restructuring program announced on November 12, 2008.

[3]	Results for the nine months ended July 27, 2008 included restructuring charges of $38 million associated with a global cost reduction plan.

[4]	Results for the three and nine months ended July 27, 2008 included restructuring and asset impairment charges of $138,000 and $12 million, respectively, associated with ceasing development of beamline implant products.

[5]	Results for the three and nine months ended July 27, 2008 included other operating charges of $156,000 and $1 million, respectively, associated with ceasing development of beamline implant products.